                                                                     EXHIBIT 2.1

                         REAL ESTATE PURCHASE AGREEMENT

                              1387746 ONTARIO INC.

                                    AS VENDOR

                                      -AND-

                                 STEELBANK INC.

                                  AS PURCHASER

                                FEBRUARY 17, 2005

                                TABLE OF CONTENTS

                                              ARTICLE 1
                                           INTERPRETATION

Section 1.1    Defined Terms ..................................................................    1
Section 1.2    Gender and Number ..............................................................    2
Section 1.3    Headings, Etc ..................................................................    3
Section 1.4    Currency .......................................................................    3
Section 1.5    Severability ...................................................................    3
Section 1.6    Entire Agreement ...............................................................    3
Section 1.7    Amendments .....................................................................    3
Section 1.8    Waiver .........................................................................    3
Section 1.9    Governing Law ..................................................................    3
Section 1.10   Incorporation of Schedules .....................................................    3

                                              ARTICLE 2
                                     PURCHASE AND PURCHASE PRICE

Section 2.1    Purchase .......................................................................    4
Section 2.2    Price and Payment ..............................................................    4
Section 2.3    Allocation .....................................................................    5

                                              ARTICLE 3
                                   REPRESENTATIONS AND WARRANTIES

Section 3.1    Representations and Warranties of Vendor .......................................    5
Section 3.2    Qualifications to Representations and Warranties of Vendor .....................    6
Section 3.3    Representations and Warranties of Purchaser ....................................    6
Section 3.4    As Is, Where Is.................................................................    7

                                              ARTICLE 4
                                        TITLE AND INSPECTIONS

Section 4.1  Documents ........................................................................    7
Section 4.2  Survey ...........................................................................    7
Section 4.3  Title Examination ................................................................    8
Section 4.4  Release of Information ...........................................................    8
Section 4.5  Permitted Encumbrances ...........................................................    8

                                  ARTICLE 5 COVENANTS OF THE VENDOR

Section 5.1   Covenants .......................................................................    9

                                      (ii)

                                              ARTICLE 6
                                             CONDITIONS

Section 6.1    Closing Conditions of Purchaser ................................................   10
Section 6.2    Closing Conditions of Vendor ...................................................   10
Section 6.3    Non-Fulfilment and Waiver by Purchaser .........................................   11
Section 6.4    Non-Fulfilment and Waiver by Vendor ............................................   11

                                              ARTICLE 7
                                                 GST

Section 7.1    GST on Land and Building .......................................................   11
Section 7.2    Sales Tax and GST on Chattels ..................................................   12

                                              ARTICLE 8
                                               CLOSING

Section 8.1    Date and Place of Closing ......................................................   12
Section 8.2    Adjustments ....................................................................   13
Section 8.3    Vendor's Deliveries on Closing .................................................   13
Section 8.4    Purchaser's Deliveries on Closing ..............................................   14
Section 8.5    Completion of Closing ..........................................................   15
Section 8.6    Negotiation of Closing Documents ...............................................   15

                                              ARTICLE 9
                                            PLANNING ACT

Section 9.1    Planning Act Compliance ........................................................   15

                                            ARTICLE 10
                        SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 10.1   Survival .......................................................................   15

                                             ARTICLE 11
                                            MISCELLANEOUS

Section 11.1   No Assumption ..................................................................   16
Section 11.2   No Realty Fees or Commissions ..................................................   16
Section 11.3   Notice .........................................................................   16
Section 11.4   Solicitors as Agents ...........................................................   17
Section 11.5   Tender .........................................................................   17
Section 11.6   Discharge of Institutional Mortgages ...........................................   19
Section 11.7   Time of Essence ................................................................   20
Section 11.8   Enurement ......................................................................   20
Section 11.9   Assignment .....................................................................   20
Section 11.10  Costs and Expenses .............................................................   20

                                      (iii)

Section 11.11  Further Assurances .............................................................   20
Section 11.12  Land Registry Office ...........................................................   21
Section 11.13  Execution by Telecopy and Counterparts .........................................   21

                                    SCHEDULES

SCHEDULE "1.1"                      LEGAL DESCRIPTION OF THE LAND
SCHEDULE "2.2(c)"                   FORM OF SECOND MORTGAGE
SCHEDULE "4.5(f)"                   PERMITTED ENCUMBRANCES

                                      (iv)

                         AGREEMENT OF PURCHASE AND SALE

      Agreement of Purchase and Sale dated as of the 17th day of February, 2005 (the "EFFECTIVE DATE") between 1387746 Ontario Inc. an Ontario corporation (the "VENDOR") and Steelbank Inc., a New Brunswick corporation (the "PURCHASER").

      RECITALS:

      (a) Bolton Steel Tube Co., Ltd. ("BOLTON") and BST Acquisition, Ltd. ("BST") entered into an Asset Purchase Agreement dated as of July 22, 2005, as amended, (the "ASSET PURCHASE AGREEMENT") pursuant to which Bolton agreed to sell and BST agreed to purchase as a going concern the Business of Bolton (as defined in the Asset Purchase Agreement) which is carried on by Bolton from the Property, all on the terms and conditions of the Asset Purchase Agreement;

      (b) Prior to its completion of transactions contemplated by the Asset Purchase Agreement, BST amalgamated with Steelbank Inc. to continue and carry on as and under the name of the Purchaser.

      (c) It is a condition of the completion of the Asset Purchase Agreement that the Purchaser enter into this Agreement to acquire the Property directly from the owner thereof, namely, the Vendor, all on the terms and conditions hereof;

      (d) It is also a condition of the completion of the Asset Purchase Agreement that Bolton cause the Vendor as landlord to enter into an interim lease with the Purchaser as tenant in respect of the Property (the "INTERIM LEASE") effective as of the Closing Date (as defined in the Asset Purchase Agreement) in order to permit the Purchaser to operate the Business therefrom pending completion of the transaction of purchase and sale contemplated herein.

      In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINED TERMS.

      As used in this Agreement, the following terms have the following meanings:

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                                       -2-

      "BUILDING" means the buildings situate on the Land, together with all other structures situate on the Land and municipally known as 2495 Haines Road, Mississauga, Ontario, including all improvements thereto and to the Land and all fixtures forming a part thereof.

      "CHATTELS" means collectively, all the goods, chattels, equipment, furnishings and other personal property of the Vendor, customarily located on the Land or in the Building and used in connection with the operation, maintenance, repair, management or occupancy thereof, excluding any and all property and assets which are the subject matter of the Asset Purchase Agreement.

      "EFFECTIVE DATE" means the date of the Agreement first written above.

      "LAND" means those certain lands situate in the City of Mississauga, Regional Municipality of Peel, Province of Ontario, being more particularly legally described in Schedule "1.1" hereto.

      "PERMITTED ENCUMBRANCES" has the meaning ascribed in Section 4.5.

      "PROPERTY" means, collectively, the Land, the Building and the Chattels.

      "PURCHASE PRICE" has the meaning ascribed in Section 2.2.

      "REAL ESTATE CLOSING" means the completion of the transaction of purchase and sale in respect of the Property provided for in this Agreement and, where the context so requires, the time and date at which the same shall be effected pursuant to Section 8.1 hereof and "TIME OF CLOSING" shall have a corresponding meaning.

      "REAL ESTATE CLOSING DATE" means the 90th day immediately following the Effective Date or such earlier date as is at least 10 business days following Vendor's receipt of a written notice of the Purchaser specifying an earlier closing date.

      "REQUISITION PERIOD" means that period commencing on the date of this Agreement and ending at 4:59 p.m. on the date which is thirty (30) days thereafter.

SECTION 1.2 GENDER AND NUMBER.

      Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

SECTION 1.3 HEADINGS, ETC.

      The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

SECTION 1.4 CURRENCY.

      All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

SECTION 1.5 SEVERABILITY.

      Any Article or Section of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof.

SECTION 1.6 ENTIRE AGREEMENT.

      This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the parties hereto in connection with the subject matter of this Agreement, except as specifically set forth herein and in the Asset Purchase Agreement.

SECTION 1.7 AMENDMENTS.

      This Agreement may only be amended, modified or supplemented by a written agreement signed by all of the parties hereto.

SECTION 1.8 WAIVER.

      No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the party to be bound thereby.

SECTION 1.9 GOVERNING LAW.

      This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 1.10 INCORPORATION OF SCHEDULES.

      The following are the schedules attached to and incorporated in this
Agreement:

      Schedule "1.1"      -   Legal Description of the Land
      Schedule "2.2(c)"   -   Form of Second Mortgage
      Schedule "4.5(f)"   -   Permitted Encumbrances

                                    ARTICLE 2
                           PURCHASE AND PURCHASE PRICE

SECTION 2.1 PURCHASE.

      On and subject to the terms and conditions herein contained, the Vendor agrees to sell, assign and transfer the Property to the Purchaser and the Purchaser agrees to purchase the Property from the Vendor, as, at and from the Time of Closing on the Real Estate Closing Date.

SECTION 2.2 PRICE AND PAYMENT.

      The purchase price (the "PURCHASE PRICE") for the Property shall be the sum of FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($5,700,000.00) and shall be payable by the Purchaser to the Vendor as follows:

      (a) Two Hundred Thousand Dollars ($200,000.00) by way of a deposit (the "DEPOSIT") to be paid by the Purchaser to the Vendor's solicitors, in trust, by certified cheque or bank draft drawn upon a Schedule 1 Canadian chartered bank made payable to the Vendor's solicitors, in trust, within one (1) business day after the Effective Date, to be held in trust pending completion or other termination of this Agreement and credited on account of the Purchase Price upon successful completion of the transaction of purchase and sale contemplated hereby;

      (b) Four Million Three Hundred Thousand Dollars ($4,300,000.00) of the Purchase Price, subject to any adjustments made in accordance with
            Section 8.2, shall be paid by the Purchaser to the Vendor on the Real Estate Closing by way of certified cheque or bank draft drawn upon a Schedule 1 Canadian chartered bank made payable to the Vendor or as it may otherwise direct in writing; and

      (c) Provided that (i) the Purchaser's equity in the Property as at the Real Estate Closing Date is at least Five Hundred Thousand Dollars ($500,000.00), and (ii) any first mortgage of the Property does not exceed Four Million Dollars ($4,000,000.00), the balance of the Purchase Price, namely, One Million, Two Hundred Thousand Dollars ($1,200,000.00), shall be paid by way of a promissory note issued in favour of the Vendor (the "PROMISSORY NOTE") and secured by a second mortgage or charge in favour of the Vendor (the "SECOND MORTGAGE") (subordinate only to a first mortgage in favour of a financial institutional lender not to exceed $4,000,000.00), each in the original principal amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) maturing on the 15th month anniversary of the Real Estate Closing Date and bearing interest at the rate of 8% per annum, calculated and payable monthly, such Promissory Note and Second Mortgage to be in the form or substantially in the form of Schedule "2.2(c)" annexed hereto.

      (d) In the event that each of the conditions set out in Section 2.2(c)(i) and (ii) above are not satisfied, the balance of the Purchase Price, namely, One Million Two Hundred Thousand Dollars ($1,200,000.00) shall be paid by the Purchaser to the Vendor on the Real Estate Closing by way of certified cheque or bank draft drawn upon a Schedule 1 Canadian chartered bank made payable to the Vendor or as it may otherwise direct in writing.

SECTION 2.3 ALLOCATION.

      The Vendor and the Purchaser agree that for accounting, income tax and other purposes, the Purchase Price shall be allocated among the Land, the Building and the Chattels as follows:

Land             $1,600,000
Building         $4,100,000
Chattels         Nominal
                 ----------
Total            $5,700,000
                 ==========

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF VENDOR.

      The Vendor represents and warrants to the Purchaser as follows and acknowledges and confirms that the Purchaser is relying upon such representations and warranties for the purposes of entering into this Agreement:

      (a) The Vendor is a corporation duly incorporated and organized under the laws of the Province of Ontario, is validly subsisting, has the corporate power to own and sell to the Purchaser the Property;

      (b) The Vendor is not now and will not at the Time of Closing be a non-resident of Canada within the meaning of the Income Tax Act (Canada);

      (c) The Vendor is not aware of any conditions at the Property which violate any environmental laws or regulations, other than as disclosed in the Reports (as that term is defined in the Asset Purchase Agreement);

      (d) No person, firm or corporation, other than the Purchaser, has any agreement or right capable of becoming an agreement for the purchase of the Property or any part thereof;

      (e) There are no actions, suits or proceedings currently affecting the Property or to the actual knowledge of the Vendor, pending or presently outstanding at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, tribunal or agency which, if successful, would have a material adverse effect on title to the Property or the economic value thereof; and

      (f) No part of the Land or the Building has been taken or expropriated by any federal, provincial, municipal or other competent authority nor has the Vendor received any notice that a proceeding in respect thereof has been commenced.

SECTION 3.2 QUALIFICATIONS TO REPRESENTATIONS AND WARRANTIES OF VENDOR

      Notwithstanding the representations and warranties of the Vendor set out in Section 3.1 above (the "VENDOR'S REPRESENTATIONS AND WARRANTIES"), same are hereby qualified to the extent any such Vendor's Representations and Warranties fail to be true and correct in any material respect as a result of, or in any way caused by or connected with, directly or indirectly, the Purchaser's use and occupation of the Property and operation of the Business therefrom pursuant to the Interim Lease.

SECTION 3.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER.

      The Purchaser represents and warrants to the Vendor as follows and acknowledges and confirms that the Vendor is relying upon such representations and warranties for the purposes of entering into this Agreement:

      (a) The Purchaser is a corporation duly amalgamated and organized under the laws of the Province of New Brunswick, is validly subsisting, has the corporate power to own and sell to the Vendor the Property;

      (b) The Purchaser is not now and will not at the Time of Closing be a non-resident of Canada within the meaning of the Income Tax Act (Canada); and

      (c) No governmental or regulatory authorizations, consents, approvals, filings or notices pertaining to the Purchaser are required to be obtained or given or waiting period is required to expire in order that the purchase and sale of the Property may be consummated by the Purchaser or for the Purchaser to carry out its obligations set out in this Agreement save and except for any required notification filing under the Investment Canada Act. The Purchaser hereby agrees to make the required notification filing under the Investment Canada Act within the prescribed time period.

SECTION 3.4 AS IS, WHERE IS.

      Subject to Sections 3.1 and 3.2 above, the Purchaser acknowledges and agrees that it is acquiring the Property on an "as is, where is" basis without any representations or warranties, expressed or implied, as to title, encumbrance, description, condition (physical, environmental or otherwise), cost, size, merchantability or fitness for purpose, quantity or quality thereof, the existence or non-existence of any hazardous materials, compliance with any or all environmental laws or in respect of any matter or thing whatsoever concerning the Property. The Purchaser acknowledges and agrees that it is responsible to satisfy itself, and is relying solely upon its own inspections and investigations with respect to the Property in this regard.

                                    ARTICLE 4
                              TITLE AND INSPECTIONS

SECTION 4.1 DOCUMENTS.

      The Vendor shall forthwith make available to the Purchaser, its solicitors and other authorized representatives, all title documents, abstracts of title, deeds, engineering and architectural drawings, records containing information relating to any environmental matters affecting the Property or its use including any permits, licences, or approvals and results of any environmental tests and surveys, and all other documents relating to the Property in the Vendor's possession or under its control, all of which shall become the property of the Purchaser at the Time of Closing.

SECTION 4.2 SURVEY.

      Forthwith after the execution of this Agreement by both parties, the Vendor shall provide the Purchaser with (i) a copy of an existing survey of the Land prepared by W.M. Fenton Limited, O.L.S. dated May 2, 2000 (the "SURVEY"), and (ii) a full set of the plans and specifications for the Building and all other structures situate on the Land to the extent in the Vendor's possession or control, in both cases, to the extent not previously delivered to the Purchaser or its solicitors.

SECTION 4.3 TITLE EXAMINATION.

      The Purchaser shall have until the expiration of the Requisition Period to examine the title to the Property, to satisfy itself that there are no outstanding municipal work orders, deficiency notices, orders, directives, orders of non-compliance or other requirements in connection with the Property, to satisfy itself that the present use of the Property may be lawfully continued. If within such Requisition Period, any valid objection to title (other than a Permitted Encumbrance) or to any outstanding work order, deficiency notice, order, directive, notice of non-compliance or other requirement in connection with the Property or to the fact that the present use may not be lawfully continued (including legal non-conforming use, if applicable) is made in writing to the Vendor and which the Vendor is unable to remove, remedy or satisfy and which the Purchaser will not waive, then this Agreement, notwithstanding any intermediate acts or negotiations in respect of such objections, shall be at an end. Save as to any valid objections so made prior to the expiration of the Requisition Period and except for any objection going to the root of the title to the Property, the Purchaser shall be conclusively deemed to have accepted the Vendor's title to the Property, provided that the Purchaser shall have the right to make further objections arising out of or in respect of any registration against title to the Property after the expiration of the Requisition Period but before the Real Estate Closing. Notwithstanding the foregoing, for greater certainty, the parties acknowledge and agree that the Purchaser shall not be entitled to requisition nor shall the Vendor be responsible or liable to satisfy any requisition resulting from or in any way caused by or connected with, directly or indirectly, the Interim Lease, nor the Purchaser's use and occupation of the Property and operation of the Business therefrom pursuant to the Interim Lease.

SECTION 4.4 RELEASE OF INFORMATION.

      The Vendor hereby consents to the release to the Purchaser and its authorized representatives by all appropriate governmental and municipal authorities of all information on record relating to the Property and the Vendor further agrees to execute such written consents, in a form satisfactory to the Purchaser, within five (5) days of request therefor, provided that the Purchaser shall deliver to the Vendor copies of any and all responses received from such authorities and, furthermore, provided that all such information shall be subject to the confidentiality provisions of Section 12.2 of the Asset Purchase Agreement which are hereby incorporated by reference to form an integral part hereof. Such consents shall not authorize any on-site or physical inspections of the Property which are specifically prohibited hereunder and excluded herefrom.

SECTION 4.5 PERMITTED ENCUMBRANCES.

      Notwithstanding the provisions of Section 4.3, the Purchaser acknowledges and agrees that title to the Property may, at the Time of Closing, be subject to any or all of the following encumbrances ("PERMITTED ENCUMBRANCES") and the Purchaser agrees to accept a transfer of the Property from the Vendor subject thereto:

      (a) minor easements for the supply of utility services to the Land and the Building, provided that no such easement materially interferes with the use of the Land or the Building as currently used;

      (b) all registered development, subdivision and site plan agreements, provided that the same are complied with insofar as they affect or relate to the Land or the Building and provided that no such agreement materially interferes with the use of the Land and the Building as currently used;

      (c) the reservations, limitations, provisos and conditions expressed or contained in the original grant of the Land from the Crown;

      (d) the Interim Lease and all matters otherwise subject to requisition pursuant to Section 4.3 above but for the exceptions and caveats set out therein;

      (e) all easements, rights-of-ways, encroachments and defects and irregularities disclosed in the Survey; and

      (f)   the items listed in Schedule "4.5(f)" hereto.

                                    ARTICLE 5
                             COVENANTS OF THE VENDOR

SECTION 5.1 COVENANTS.

      The Vendor covenants with the Purchaser as follows and acknowledges that such covenants are being relied upon by the Purchaser:

      (a) The Vendor shall do nothing to encumber the Property after the date of this Agreement and while the same is in effect and shall discharge all mortgages, charges, liens and encumbrances on the Property on or before the Real Estate Closing, other than Permitted Encumbrances;

      (b) Without limiting the generality of Section 5.1(a), the Vendor shall not, without the prior written consent of the Purchaser, which consent may be arbitrarily withheld, enter into any lease of the Property or any part thereof after the date of this Agreement and while the same is in effect, other than the Interim Lease;

      (c) Without limiting the generality of Section 5.1(a), the Vendor shall not market, advertise, offer for sale, agree to sell or sell the Property or any part thereof to any other person, firm or corporation after the date of this Agreement and while the same is in effect; and

      (d) The Vendor shall execute such further assurances as may be reasonably requested by the Purchaser.

                                    ARTICLE 6
                                   CONDITIONS

SECTION 6.1 CLOSING CONDITIONS OF PURCHASER.

      The obligation of the Purchaser to complete the transaction of purchase and sale of the Property contemplated herein shall be subject to the fulfilment of the following terms and conditions, on or before the Real Estate Closing, which terms and conditions are for the exclusive benefit of the Purchaser and which may be waived, in whole or in part, only by the Purchaser:

      (a) The representations and warranties of the Vendor set forth herein shall be true, correct and complete in every material respect as if given at the Time of Closing;

      (b) All of the covenants of the Vendor to be complied with or performed by the Vendor on or before the Real Estate Closing shall have been duly complied with or performed; and

      (c) Each of the deliveries required to be made by the Vendor to the Purchaser under Section 8.3 hereof shall have been duly made.

SECTION 6.2 CLOSING CONDITIONS OF VENDOR.

      The obligation of the Vendor to complete the transaction of purchase and sale of the Property contemplated herein shall be subject to the fulfilment of the following terms and conditions, on or before the Real Estate Closing, which terms and conditions are for the exclusive benefit of the Vendor and which may be waived, in whole or in part, only by the Vendor:

      (a) The representations and warranties of the Purchaser set forth herein and in the Second Mortgage, shall be true, correct and complete in every material respect as if given at the Time of Closing;

      (b) All of the covenants of the Purchaser to be complied with or performed by the Purchaser on or before the Real Estate Closing

            (including those contemplated in the Second Mortgage) shall have been duly complied with or performed;

      (c) Each of the deliveries required to be made by the Purchaser to the Vendor under Section 8.3 hereof shall have been duly made;

      (d) No breach or default by the Purchaser shall have occurred under the Asset Purchase Agreement and the Purchase Transaction (as defined in the Asset Purchase Agreement) shall have successfully closed in accordance with the terms thereof;

      (e) No default or breach by the Purchaser shall have occurred under the terms of the Interim Lease; and

      (f) Bolton shall have received full and final payment from the Purchaser of all amounts due under the Asset Purchase Agreement on account of purchased inventory.

SECTION 6.3 NON-FULFILMENT AND WAIVER BY PURCHASER.

      In the event that any condition set forth in Section 6.1 shall not have been satisfied on or before the Real Estate Closing, then the Purchaser may, at its option, without prejudice to the exercise of any other right or remedy of the Purchaser hereunder or otherwise at law or in equity, terminate this Agreement by notice in writing to the Vendor; provided, however, that the Purchaser shall be entitled to waive compliance with any of such conditions, in whole or in part, if it sees fit to do so, without prejudice to any of its rights of termination in the event of non-performance of any other covenant or condition contained herein.

SECTION 6.4 NON-FULFILMENT AND WAIVER BY VENDOR.

      In the event that any condition set forth in Section 6.2 shall not have been satisfied on or before the Real Estate Closing, then the Vendor may, at its option, without prejudice to the exercise of any other right or remedy of the Vendor hereunder or otherwise at law or in equity, terminate this Agreement by notice in writing to the Purchaser; provided, however, that the Vendor shall be entitled to waive compliance with any of such conditions, in whole or in part, if it sees fit to do so, without prejudice to any of its rights of termination in the event of non-performance of any other covenant or condition contained herein.

                                    ARTICLE 7
                                       GST

SECTION 7.1 GST ON LAND AND BUILDING.

      The Purchaser hereby represents and warrants to the Vendor that (i) it is registered for the purposes of Part IX of the Excise Tax Act (Canada) in accordance with the requirements of Subdivision (d) of Division V thereof; (ii) it will continue to be so registered at the time of the Real Estate Closing; and
(iii) it is buying the Property on its own account and not as agent. The Purchaser covenants to deliver to the Vendor upon the Real Estate Closing (i) a notarial copy of the certificate evidencing its registration for purposes of the goods and services tax ("GST"), including the registration number assigned to it; and (ii) the declaration and indemnity of the Purchaser confirming the accuracy, as at the Real Estate Closing, of the representations and warranties set out in this paragraph and agreeing to indemnify the Vendor for any amounts for which the Vendor may become liable as a result of any failure by the Purchaser to pay the GST payable in respect of the sale of the Land and Building under Part IX of the Excise Tax Act (Canada). Provided that the Purchaser delivers a notarial copy of the certificate and the declaration and indemnity as set out above, then the Purchaser shall not be required to pay to the Vendor, nor shall the Vendor be required to collect from the Purchaser, the GST in respect of the Land and Building. In the event that the Purchaser shall fail to deliver the notarial copy of the certificate and the declaration and indemnity as set out above, then the Purchaser shall pay to the Vendor, in addition to the Purchase Price, in pursuance of the Purchaser's obligation to pay and the Vendor's obligation to collect GST under the provisions of the Excise Tax Act (Canada), an amount equal to seven percent (7%) of said Purchase Price allocated to the Land and Building.

SECTION 7.2 SALES TAX AND GST ON CHATTELS.

      The Purchaser shall be liable for and shall pay all land transfer taxes, federal and provincial sales taxes and all other taxes, duties, registration charges or other like charges, including GST, properly payable by the Purchaser upon and in connection with the conveyance and transfer of the Property by the Vendor to the Purchaser hereunder.

                                    ARTICLE 8
                                     CLOSING

SECTION 8.1 DATE AND PLACE OF CLOSING.

      The closing of the transaction of purchase and sale of the Property contemplated herein shall be effected on the Real Estate Closing Date, at the offices of Stikeman Elliott LLP, Suite 5300, Commerce Court West, Toronto, Ontario, or at such other time and place as may be agreed upon by the parties hereto.

SECTION 8.2 ADJUSTMENTS.

      All realty taxes, insurance premiums, hydro expenses, water expenses, gas rates, fuel expenses, accrued and unpaid rent under the Interim Lease and other outgoings or expenditures with respect to the Property, to the extent that they are not the responsibility of the Purchaser as tenant under the Interim Lease in which case there shall be no adjustment (provided that the same have been satisfied), shall be apportioned as necessary and allowed to the Real Estate Closing.

SECTION 8.3 VENDOR'S DELIVERIES ON CLOSING.

      On the Real Estate Closing, the Vendor shall deliver to the Purchaser, against payment by the Purchaser to the Vendor of the balance of the Purchase Price and delivery to the Vendor of the Purchaser's Closing Documents, the following (the "VENDOR'S CLOSING DOCUMENTS"):

      (a) all conveyances, assignments, affidavits, certificates and other documents necessary or reasonably required to transfer effectively the Property to the Purchaser including, without limitation, a transfer of the Land in statutory form with the Planning Act (Ontario) statements thereof completed and a bill of sale for the Chattels;

      (b)   a statement of adjustments in accordance with Section 8.2;

      (c) an undertaking to re-adjust, if necessary, in respect of any of the items on the statement of adjustments, duly executed by the Vendor;

      (d) a copy certified by a senior officer of the Vendor of a joint resolution of the board of directors and shareholders of the Vendor authorizing and approving the sale of the Property to the Purchaser on the terms and conditions herein set forth;

      (e) statutory declaration of a senior officer of the Vendor confirming that as at the date of this Agreement and as at the date of the Real Estate Closing, the Vendor was not and is not a non-resident of Canada within the meaning of the Income Tax Act (Canada), respectively;

      (f) all books, files and records in the possession or control of the Vendor (including keys) pertaining to the ownership, management, operation or development of the Property or any part thereof, to the extent not previously delivered to the Purchaser;

      (g) vacant possession of the Land and the Building subject to the Permitted Encumbrances; and

      (h) such further documentation relating to the completion of the transactions contemplated in this Agreement as shall be otherwise referred to in this Agreement or as the Purchaser shall reasonably require.

SECTION 8.4 PURCHASER'S DELIVERIES ON CLOSING.

      On the Real Estate Closing, the Purchaser shall deliver to the Vendor, against delivery to the Purchaser of the Vendor's Closing Documents, the following (the "PURCHASER'S CLOSING DOCUMENTS"):

      (a) a certified cheque or bank draft representing the Balance due on the Real Estate Closing pursuant to Section 2.2 above;

      (b) if applicable, the Promissory Note and Second Mortgage duly executed by the Purchaser and, in the case of the Second Mortgage only, duly registered on title to the Property as a good and valid second charge thereof from the Purchaser in favour of the Vendor in accordance with Section 2.2 above, together with such other additional collateral security thereto as the Vendor may reasonably request in order to better secure and perfect the security contemplated thereby;

      (c) an undertaking to re-adjust, if necessary, in respect of any items on the statement of adjustments, duly executed by the Purchaser;

      (d) a copy certified by a senior officer of the Purchaser of a resolution of the board of directors of the Purchaser authorizing and approving the purchase of the Property by the Purchaser on the terms and conditions herein set forth and execution, delivery and, where applicable, registration on title to the Property, of the Promissory Note and Second Mortgage, together with such other additional collateral security thereto as the Vendor may reasonably request in order to better secure and perfect the security contemplated thereby;

      (e) statutory declaration of a senior officer of the Purchaser confirming that as at the date of this Agreement and as at the date of the Real Estate Closing, the Purchaser was not and is not a non-resident of Canada within the meaning of the Income Tax Act (Canada), respectively;

      (f)   the G.S.T. declaration and indemnity contemplated pursuant to
            Section 7.11 of this Agreement duly executed by the Purchaser; and

      (g) such further documentation relating to the completion of this transaction contemplated in this Agreement as shall be otherwise referred to in this Agreement or as the Vendor shall reasonably require.

SECTION 8.5 COMPLETION OF CLOSING.

      Registration of all the requisite documents in all appropriate offices of public record and all matters of payment and delivery of documents by each party to the other shall be deemed to be concurrent requirements of the Real Estate Closing so that the Real Estate Closing shall not be completed hereunder until everything has been paid, delivered and registered.

SECTION 8.6 NEGOTIATION OF CLOSING DOCUMENTS.

      Except as otherwise expressly provided herein, all closing documents and other agreements to be entered into or delivered pursuant to this Agreement shall be in form and substance satisfactory to the Vendor and Purchaser and their respective counsel, each acting reasonably and in good faith.

                                    ARTICLE 9
                                  PLANNING ACT

SECTION 9.1 PLANNING ACT COMPLIANCE.

      All of the mutual covenants, conditions, agreements and payments contained in this Agreement shall be conditional upon compliance with the Planning Act (Ontario). The Vendor covenants with the Purchaser that the Vendor shall obtain prior to the Real Estate Closing all necessary consents under the Planning Act (Ontario) for the conveyance of the Property or any part thereof to the Purchaser and shall comply with any conditions imposed with respect to any such consents, all at the Vendor's expense.

                                   ARTICLE 10
              SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

SECTION 10.1 SURVIVAL.

      The covenants, representations and warranties of the Vendor and Purchaser contained in this Agreement or in the Schedules hereto or contained in certificates or documents submitted pursuant to or in connection with the transaction of purchase and sale herein provided for shall survive the Real Estate Closing Date for a period of six (6) months thereafter (the "CLAIM PERIOD") and, notwithstanding such Real Estate Closing, and regardless of any investigation by or on behalf of the Purchaser or Vendor with respect thereto, shall continue in full force and effect for the benefit of the Purchaser and Vendor, respectively, during the Claim Period, provided that a written notice of a claim hereunder is made on or before expiry of the Claim Period, failing which the parties hereto should be forever released and discharged from any and all further obligations hereunder.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.1 NO ASSUMPTION.

      Save and except as contemplated under the Asset Purchase Agreement or this Agreement, the Purchaser shall not be obliged to assume or perform any obligation of the Vendor in respect of its ownership, management, operation or development of the Property.

SECTION 11.2 NO REALTY FEES OR COMMISSIONS.

      The Vendor acknowledges and agrees that the Purchaser shall not be responsible for any real estate or brokerage commission or fee payable to the Agent or to any person arising out of or in connection with the purchase and sale transaction contemplated by this Agreement. The Purchaser acknowledges and agrees that the Vendor shall not be responsible for any real estate or brokerage commission or fee payable to any person arising out of or in connection with the purchase and sale transaction contemplated by this Agreement other than the Agent.

SECTION 11.3 NOTICE.

(1) Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing and given by delivering it or sending it by facsimile addressed as follows:

      (a)   to the Vendor at:

            1387746 Ontario Inc.
            c/o Bolton Steel Tube Co. Ltd.
            455A Piercey Rd.
            Bolton, Ontario
            L7E 5B8

            Attention: Winston Penny

            with a copy to:

            Weir Foulds LLP
            The Exchange Tower, Suite 1600
            P.O. Box 480,130 King Street West
            Toronto, Ontario
            M5X 1J5

            Attention: Daniel P. Ferguson

      (b)   to the Purchaser at:

            Steelbank Inc.
            P.O. Box 36940
            Gross Pointe, Michigan
            U.S.A. 48236

            Attention: President

            with a copy to:

            Stikeman Elliott LLP
            199 Bay Street
            5300 Commerce Court West
            Toronto, Ontario
            M5L 1B9

            Attention: Richard E. Clark

(2) Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given, if sent by facsimile or other similar form of electronic telecommunications on the next business day following such transmission or, if delivered, to have been received on the date of such delivery. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

SECTION 11.4 SOLICITORS AS AGENTS.

      Notices, approvals, waivers and other documents permitted, required or contemplated by this Agreement may be given or delivered by the parties hereto or by their respective solicitors on their behalf.

SECTION 11.5 TENDER.

      The Vendor and Purchaser acknowledge that the "Teraview Electronic Registration System" ("TERS") is operative in the applicable Land Titles Office in which the Property is registered, and agree that the following provisions shall govern closing, namely:

      (a) Each of the Purchaser and the Vendor shall be obliged to retain a solicitor who is both an authorized TERS user and in good standing with the Law Society of Upper Canada, and who are hereby authorized by the parties hereto to enter into a document registration agreement in the form adopted by the Joint LSUC-CBAO Committee on Electronic Registration of Title Documents on July 5, 2002 or any successor version thereto (hereinafter referred to as the "DOCUMENT REGISTRATION AGREEMENT"), together with the additional requirement that the registering solicitor shall also be obliged to provide the non-registering solicitor with a copy of the registration report printed by TERS upon the registration of the electronic documents, as evidence of the registration thereof, within one (1) business day of the Closing Date. It is understood and agreed that the Document Registration Agreement shall outline or establish the procedures and timing for completing this transaction electronically, and shall be executed by both the Vendor's solicitor and the Purchaser's solicitor and exchanged by courier or telefax between said solicitors (such that each solicitor has a photocopy of telefaxed copy of the Document Registration Agreement duly executed by both solicitors) by no later than five (5) days before the Closing Date;

      (b) The delivery and exchange of documents, monies and keys to the Property, and the release thereof to the Vendor and the Purchaser, as the case may be:

            (i) may not occur contemporaneously with the registration of the Transfer (and other registerable documentation); and

            (ii) shall be governed by the Document Registration Agreement, pursuant to which the solicitor receiving any documents, keys and/or certified funds will be required to hold same in escrow, and will not be entitled to release same except in strict accordance with the provisions of the Document Registration Agreement;

      (c) Notwithstanding anything contained in this Agreement or in the Document Registration Agreement to the contrary, it is expressly understood and agreed by the parties hereto that an effective tender shall be deemed to have been validly made by either party (in this paragraph called the "TENDERING PARTY") upon the other party (in this paragraph called the "RECEIVING PARTY") when the solicitor for the Tendering Party has:

            (i) delivered all applicable closing documents, keys and funds to the Receiving Party's solicitor in accordance with the provisions of the Document Registration Agreement;

            (ii) advised the solicitor for the Receiving Party, in writing, that the Tendering Party is ready, willing and able to complete the transaction in accordance with the terms and provisions of this Agreement; and

            (iii) has completed all steps required by TERS in order to complete this transaction that can be performed or undertaken by the Tendering Party's solicitor without the cooperation or participation of the Receiving Party's solicitor, and specifically when the Tendering Party's solicitor has electronically "signed" the Transfer/Deed and (any other registerable documentation) for completeness and granted "access" to the Receiving Party's solicitor (but without the Tendering Party's solicitor releasing same for registration by the Receiving Party's solicitor);

            without the necessity of personally attending upon the Receiving Party or the Receiving Party's solicitor with the aforementioned documents, keys and/or funds, and without any requirement to have an independent witness evidencing the foregoing.

SECTION 11.6 DISCHARGE OF INSTITUTIONAL MORTGAGES.

      If a discharge of any charge or mortgage held by a corporation incorporated pursuant to the Loan Companies Act (Canada), Chartered Bank, Trust Company, Credit Union, Caisse Populaire or Insurance Company is not available in registrable form on completion, the Purchaser agrees to accept the Vendor's lawyer's personal undertaking to obtain, out of the closing funds, a discharge in registrable form and to register same on title to the Property within a reasonable period of time after completion, provided that on or before completion the Vendor shall provide to the Purchaser a mortgage statement prepared by the mortgagee addressed to the Purchaser, Vendor and their respective solicitors, setting out the balance required to obtain the discharge, together with a direction executed by the Vendor directing payment to the mortgagee of the amount required to obtain the discharge out of the balance due on completion (all such documentation to be in accordance with the Law Society of Upper Canada publication, The Advisor, with respect to the mortgage discharges published in September, 1992). In this regard, the Purchaser acknowledges and agrees that the security held by ABN AMRO Bank in respect of the Property qualifies as an institutional mortgage to be discharged, if necessary, in accordance with the terms hereof.

SECTION 11.7 TIME OF ESSENCE.

      Time shall be of the essence of this Agreement in all respects and any waiver of any time provision shall not be effective unless in writing and signed by both parties.

SECTION 11.8 ENUREMENT.

      This Agreement shall be binding on and shall enure to the benefit of the successors and permitted assigns of each party.

SECTION 11.9 ASSIGNMENT.

      No party hereto may assign its rights and obligations under this Agreement without the prior written consent of the other parties save and except that the Purchaser, upon giving written notice to the Vendor at any time on or prior to five (5) business days prior to the Real Estate Closing Date is entitled to assign this Agreement or any of its rights or obligations under this Agreement to any wholly-owned subsidiary of Purchaser, subject to the following conditions:

      (a) The assignee will become jointly and severally liable with Purchaser, as a principal and not as a surety, with respect to all of the obligations of the Purchaser hereunder, including the representations, warranties, covenants, indemnities and agreements of Purchaser;

      (b) The assignee must execute an agreement confirming the assignment and the assumption by the assignee of all obligations of Purchaser under this Agreement; and

      (c) The Purchaser unconditionally and irrevocably guarantees the obligations of the assignee under the Promissory Note and Second Mortgage and any other collateral security delivered by the assignee hereunder.

SECTION 11.10 COSTS AND EXPENSES.

      Save and except as otherwise set out herein, each of the parties shall bear their own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement and in completion of the Real Estate Closing.

SECTION 11.11 FURTHER ASSURANCES.

      Each of the parties shall at all times hereafter execute and deliver, at the request of another party, all such further documents and instruments and shall do and perform all such further acts as may be reasonably required by that other party to give full effect to the intent and meaning of this Agreement.

SECTION 11.12 LAND REGISTRY OFFICE.

      If the Real Estate Closing Date shall fall upon a day upon which the relevant Land Registry Office is not open for business, then the Real Estate Closing Date shall be the next day when the Land Registry Office is open for business.

SECTION 11.13 EXECUTION BY TELECOPY AND COUNTERPARTS.

      This Agreement may be executed by the parties and transmitted by telecopy and by counterpart and if so executed and transmitted, this Agreement shall be for all purposes as effective as if the parties had delivered an executed original Agreement and all counterparts shall together constitute one and same Agreement.

      IN WITNESS WHEREOF each of the parties hereto have executed this Agreement effective as of the Effective Date.

                                          1387746 ONTARIO INC.

                                          By: /s/ Winston Penny
                                              ---------------------------
                                              Name : Winston Penny
                                              Title: President

                                          STEELBANK INC.

                                          By: /s/ Richard E. Clark
                                              ---------------------------
                                              Name: Richard E. Clark
                                              Title: Assistant Secretary

                                  SCHEDULE 1.1
                          LEGAL DESCRIPTION OF THE LAND

Part of Lot 9, Concession 1 South of Dundas Street of the geographic Township of Toronto, and Part of Lots 33,34 and 35, Plan G14, designated as Part 1, Plan 43R-967, subject to RO 1094644, TT173300, TT175940, TT73395 and TT73396, City of
Mississauga, Regional Municipality of Peel, being the whole of PIN 13340-0023
(LT).

                                SCHEDULE "2.2(c)"
                             FORM OF SECOND MORTGAGE

                              BST ACQUISITION LTD.

                                 PROMISSORY NOTE

Date: [-], 2004                                                CDN$ 1,200,000.00

            FOR VALUE RECEIVED, BST Acquisition Ltd. (the "MAKER"), a New Brunswick Corporation with its principal office and place of business at 44 Chipman Hill, Suite 1000, P.O. Box 7289, Station "A", Saint John, New Brunswick, E2L 2A9, PROMISES TO PAY to or to the order of 1387746 Ontario Limited an Ontario Corporation with its principal place of business at 455A Piercey Road, Bolton, ON L7E 5B8 ("138") on [ 15th MONTH ANNIVERSARY DATE OF THE CLOSING DATE] (the "MATURITY DATE"), at the City of Toronto or at such other place or places as 138 may designate in writing from time to time, the principal amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS (Cdn. $1,200,000.00) in lawful money of Canada, with interest on such amount at the rate, calculated in the manner and payable at the times specified in this Note.

            This Note is being delivered by the Maker to 138 as evidence of the Maker's obligation to pay a portion of the purchase price payable to 138 as set out in a real estate purchase agreement dated [-] 2004 among 138 and the Maker (the "PURCHASE AGREEMENT").

            The amounts remaining from time to time unpaid and outstanding under this Note shall bear interest, both before and after the occurrence of an Event of Default (as hereinafter defined) and before and after judgment to the date of the payment in full of all such amounts, at the rate of 8% per annum. Interest at such rate shall be calculated and payable monthly, in arrears, on the 1st day of each and every month hereafter, commencing on [-] 1, 2004. Overdue interest shall bear interest at the same rate, calculated as aforesaid.

            The Maker covenants and agrees that all amounts due and payable hereunder shall be paid as and when due, in full, without any deduction, abatement or set-off whatsoever, provided that the Maker shall have the right and privilege of prepaying the whole or any portion of the amounts under this Note from time to time remaining unpaid and outstanding at any time or times without notice, bonus or penalty

            If an Event of Default (as hereinafter defined) occurs, then the whole of the principal amount of this Note remaining unpaid, and all accrued and unpaid interest thereon, shall be immediately due and payable two days after demand.

            The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" for purposes of this Note:

1. The Maker (or any of its affiliates or assignees) fails to pay any amount due to 138 or Bolton Steel Tube co. Ltd. ("BOLTON") under this Note or under any other agreement when such amount becomes due and payable and such failure to pay such amount remains unremedied for three (3) calendar days;

2. The Maker breaches or fails to perform any obligation pursuant to this Note or in any material respect, pursuant to any other agreement with Bolton;

3. If any event occurs which results in the acceleration of the maturity of any of the indebtedness of the Maker to 138 or Bolton or to others under any indenture, agreement or undertaking;

4.    If Tarpon Industries, Inc. is in default under its guarantee to Bolton;

5. A judgment or execution order for the payment of money in excess of Fifty Thousand Dollars (Cdn. $50,000.00) is issued or rendered as against the Maker, and either (i) enforcement proceedings have been commenced pursuant to such judgment or execution order, or (ii) there is a period of at least fifteen (15) consecutive days during which a stay of enforcement of the judgment or execution order (by reason of a pending appeal or otherwise) is not in effect; or

6. The Maker (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors,
      (iii) institutes or has instituted against it any proceeding seeking (a) to adjudicate it a bankrupt or insolvent, (b) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including, but not limited to, any plan of compromise or arrangement or other corporate proceeding involving its creditors, or (c) the entry of an order for relief or the appointment of a receiver, receiver-manager, custodian, trustee or other similar official for it or for any substantial part of its properties and/or assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 calendar days or more, or any of the actions sought in such proceeding (including, but not limited to, the entry of an order for relief against it or the appointment of a receiver, receiver-manager, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions.

            The Maker hereby waives presentment for payment, notice of non-payment, protest and notice of protest and agrees and consents to all extensions or renewals of this Note without notice.

            This Note is not negotiable or otherwise transferable by 138 without the prior written consent of the Maker save and except that 138 shall be entitled to assign this Note to its lenders without the consent of the Maker.

            The Maker acknowledges and agrees that mention in this Note of any particular right or remedy available to 138 in regards to any default by the Maker or any Event of Default shall not preclude 138 from exercising, or limit the extent of, any other remedy in respect thereof, whether at law or in equity, or any other provision of this Note. No remedy available hereunder to 138 shall be interpreted as being exclusive or dependent upon any other remedy, and 138 may from time to time exercise, at its option, any one or more remedies independently or in combination.

            No condoning, excusing or overlooking by 138 of any default by the Maker under this Note shall operate as a waiver of any of 138's rights or any of the Maker's obligations hereunder and no waiver shall be inferred from or implied by anything done, delayed or omitted to be done by 138, save and except only an express waiver in writing given by 138 to the Maker.

            This Note shall be construed, governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Maker irrevocably submits and agrees to attorn to the Courts of the Province of Ontario in the event of any suit, action or other legal proceeding in regards to this Note or any matter arising therefrom.

            In the event that any portion of this Note shall be declared by a Court of competent jurisdiction to be invalid, illegal or unenforceable at law, then such portion shall be deemed severed from this Note, and the remaining portions shall remain in full force and effect and binding upon the Maker.

            This Note shall be binding upon the Maker and its successors (including but not limited to successors by amalgamation) and permitted assigns. This Note shall enure to the benefit of 138 and its successors and permitted assigns.

            IN WITNESS WHEREOF the Maker has executed this Note.

                                          BST ACQUISITION LTD.

                                          By: __________________________________
                                              Name: Charles Vanella
                                              Title: President

                                                                    HAINES ROAD,
                                                                    MISSISSAUGA

1.    DEFINITIONS AND INTERPRETATION

      (a) Unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings:

            "ACQUISITION FINANCING COMMITMENT" means the commitment entered into by the Borrower with a third-party lender for the purposes of funding the acquisition of the Property from the Lender in the amount of up to $4,000,000.

            "ACQUISITION FINANCING SECURITY" means any security granted by the Borrower to a third-party lender advancing funds to the Borrower for purposes of the Borrower acquiring the Property from the Lender in the amount of up to $4,000,000.

            "ACQUISITION LENDER" means a third party lender providing financing to the Borrower under the Acquisition Financing Commitment for purposes of funding the acquisition of the Property.

            "Act" means the Land Registration Reform Act, R.S.O. 1990, c.L.4, as amended and/or restated from time to time.

            "APPLICABLE LAWS" means all applicable federal, provincial or municipal laws, statutes, regulations, rules, by-laws, policies and guidelines, and all notices, proceedings, judgments, orders, ordinances, directives, permits, authorizations, licenses or requirements of every governmental authority having, in each case, the force of law.

            "BORROWER" means Steelbank Inc., its successors and permitted assigns hereunder, if any.

            "BUILDINGS" means the buildings and structures currently situate on the Lands, including all improvements and all fixtures and other appurtenances forming part thereof.

            "BUSINESS DAY" means a day of the week other than Saturday, Sunday, or any other day which is a statutory or municipal holiday in the municipality where the head office of the Lender and/or the Property are situate.

            "CHARGE" means the charge set out herein.

            "CLOSING DATE" means [o], 2005, being the date on which the Borrower acquired title to the Property from the Lender pursuant to the terms of the Purchase Agreement and on which this Charge is registered on title to the Property.

            "ENCUMBRANCE" means any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, hypothecation, security interest or other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, and "ENCUMBRANCES", "ENCUMBRANCER", "ENCUMBER" AND "ENCUMBERED" shall have corresponding meanings.

            "EVENT OF DEFAULT" means any one of the Events of Default set out in
            Section 12 hereof and, if applicable, effective upon the expiry of the notice period, if any, for the curing of such Event of Default only to the extent and as expressly set out in Section 12.

            "FIRST PAYMENT DATE" means [o], 2005.

            "INDEBTEDNESS" means the aggregate of all monies and liabilities, matured or not, whether present or future, direct or indirect, absolute or contingent, now or hereafter owing or incurred, arising under or in connection with the Promissory Note and the Charge, including, without limitation:

            (i)   the Loan Amount, and

            (ii) all interest thereon and compound interest as provided in this Charge, and

            (iii) any amount, cost, charge, expense and interest which has been added to the Indebtedness under the terms of this Charge, and

            (iv) any other amount, cost, charge, expense and interest otherwise due and payable to the Lender hereunder or secured by this Charge.

            "INTEREST ADJUSTMENT DATE" means [o], 2005.

            "INTEREST RATE" means the rate of eight percent (8%) per annum, calculated and payable monthly, not in advance.

            "LANDS" means the lands and premises legally described as Part of Lot 9, Concession 1 South of Dundas Street of the geographic Township of Toronto, and Part of Lots 33, 34 and 35, Plan G14, designated as Part 1, Plan 43R-967, subject to RO 1094644, TT173300, TT175940, TT73395 and TT73396, City of Mississauga, Regional Municipality of Peel, being the whole of PIN 13340-0023 (LT), Province of Ontario, and municipally known as 2495 Haines Road, Mississauga, Ontario.

            "LEASED PREMISES" means the premises now or hereafter leased from time to time pursuant to the Leases, if any.

            "LEASES" means the leases, subleases, agreements to lease and tenancy agreements in respect of or relating to the Property now or hereafter entered into from time to time.

            "LENDER" means 1387746 Ontario Inc.

            "LOAN AMOUNT" means the principal sum of the Promissory Note, being $1,200,000.

            "MATURITY DATE" means [o], 2006.

            "OBLIGATIONS" means all obligations of the Borrower to the Lender under or in connection with the Promissory Note and the Charge.

            "PAYMENT DATE" means the first (1st) day of each month.

            "PERMITTED ENCUMBRANCES" means those encumbrances set out in subsection Schedule "4.5(f)" of the Purchase Agreement and the Acquisition Financing Security.

            "PERSON" includes any individual, partnership, joint venture, trust, unincorporated organization or any other association, corporation and government or any department or agency thereof.

            "PROMISSORY NOTE" means that certain promissory note in the original principal amount equal to $1,200,000 dated the Closing Date and issued by the Borrower in favour of the Lender in partial consideration of the purchase price for purchase of the Property by the Borrower from the Lender pursuant to the terms of the Purchase Agreement.

            "PROPERTY" refers collectively to the Lands and Buildings, together with all buildings, structures and improvements hereafter built upon or made to the Lands from time to time and all fixtures described herein, and all other appurtenances thereto.

            "PURCHASE AGREEMENT" means the agreement of purchase and sale between the Borrower, as purchaser, and the Lender, as vendor, dated February 11, 2005, pursuant to which the Borrower agreed to purchase from the Lender and the Lender agreed to sell to the Borrower the Property in consideration of, among other consideration, the Promissory Note.

            "REQUIREMENTS OF ENVIRONMENTAL LAW" means all requirements of the common law and of statutes, regulations, by-laws, ordinances, treaties, judgments and decrees, and (whether or not they have the force of law) rules, policies, guidelines, orders, approvals, notices, permits, directives and the like, of any federal, territorial, provincial, regional, municipal or local judicial, regulatory or administrative agency, board or governmental authority relating to environmental or health or fire or safety matters, or any of them, and the Property and the activities carried out thereon (whether in the past, present or the future) including, but not limited to, all such requirements relating to: (i) the protection, preservation or remediation of the natural environment (the air, land, surface water or groundwater); (ii)the generation, handling, treatment, storage, transportation or disposal of or other dealing with solid, gaseous or liquid waste; (iii) substances or conditions that are prohibited, controlled or otherwise regulated or are otherwise hazardous in fact (collectively "HAZARDOUS SUBSTANCES") such as contaminants, pollutants, toxic, dangerous or hazardous substances, toxic, dangerous or hazardous materials, designated substances, controlled products, including without limitation, wastes, subject wastes, urea formaldehyde foam type of insulation, asbestos or asbestos-containing materials, polychlorinated byphenyls ("PCBs") or PCS contaminated fluids or equipment, explosives, radioactive substances, petroleum and associated products, underground storage tanks or surface impoundments; and (iv) the securing protection, preservation and remediation of health, fire and/or safety concerns.

            "SECURITY" means all security granted pursuant to the Promissory Note and the Charge.

            "TAXES" means all taxes, rates, assessments, levies, liens and penalties, municipal, local, parliamentary or otherwise that now are or may hereafter be imposed, charged or levied upon or with respect to the Property, and all taxes or charges levied in lieu thereof.

            "TENANT(S)" means any tenant(s) under their respective Leases.

            "TRANSFER" means any sale, transfer, assignment, conveyance or other disposition of the Property, in whole or in part, or of any interest therein save and except for the grant of the Acquisition Financing Security and any sale, transfer, assignment, conveyance or other disposition of the Property by the Acquisition Lender in the exercise of its remedies pursuant to the Acquisition Financing Security.

      (b) Each obligation of the Borrower expressed in the Charge, even though not expressed as a covenant, is deemed for all purposes to be a covenant made with the Lender.

2.    LAND REGISTRATION REFORM ACT

The parties hereby exclude from the Charge all of the covenants deemed to be included by Section 7(1) of the Act, which covenants are hereby replaced by the covenants and agreements contained herein.

3.    SHORT FORMS OF MORTGAGES ACT

If any of the forms of words contained herein are also contained in Column One of Schedule B of the Short Forms of Mortgages Act, R.S.O. 1980, c.474, as amended and/or restated from time to time, and distinguished by a number therein, the Charge shall be deemed to include and shall have the same effect as if it contained the form of words in Column Two of Schedule B of the said Act distinguished by the same number, and the Charge shall be interpreted as if the Short Forms of Mortgages Act still applied to the Charge.

4.    CHARGE

The Borrower charges by way of a fixed and specific mortgage and Charge to and in favour of the Lender the Property as security for the payment to the Lender of the Indebtedness and the performance of the Borrower's other Obligations under the Charge and with a power of sale to be exercised after default as hereinafter provided.

5.    INTEREST

The Loan Amount shall bear interest at the Interest Rate both before and after default, demand, maturity and judgment until paid.

6.    PAYMENT

The Charge shall operate until all Indebtedness is paid in full to the Lender, and all Obligations whose performance is secured by the Charge are performed, in the manner provided in the Charge. The provisions relating to defeasance contained in Subsection 6(2) of the Act are hereby expressly excluded from the terms of the Charge.

Interest at the Interest Rate on the Loan Amount, computed from the Closing Date, shall become due and be paid on the first day of each month following the Closing Date to and including the Interest Adjustment Date. Thereafter, interest at the Interest Rate on the Loan Amount shall become due and be paid on the Payment Date, commencing on the First Payment Date.

The Charge shall be closed for the term of the Charge with no right of prepayment in whole or in part, except as provided herein. Provided that the Charge is not then in default the Borrower shall have the right, at any time during the term of the Charge on five (5) Business Days prior written notice (for the purposes of this paragraph hereinafter referred to as the "PREPAYMENT NOTICE") to the Lender, to prepay the entire Loan Amount in whole or part without bonus or penalty (the "PREPAYMENT AMOUNT") on the date stipulated in the Prepayment Notice, which must be a Business Day but not otherwise, upon payment to the Lender on such date the Prepayment Amount and all accrued interest at the Interest Rate on the Prepayment Amount, together with all Indebtedness due and owing hereunder to the Lender up to and including the date of prepayment.

7.    TIMING OF PAYMENTS

All payments under the Charge shall be made before 3:00 p.m. on any day on which payment is to be made. In the event the payment is made after 3:00 p.m. on any particular day, it is understood and agreed that any such payment will be deemed to have been made on the next following Business Day.

8.    COMPOUND INTEREST

All interest payable hereunder on becoming overdue, and any amount, cost, charge or expense that has been added to the Indebtedness under the terms of the Charge, shall be treated (as to payment of interest thereon as aforesaid) as principal and shall bear compound interest at the Interest Rate both before and after default, demand, maturity and judgment until paid, and all such interest and compound interest shall be added to the Indebtedness and secured by the Charge. If any of the monies hereby secured are not paid when due, the Borrower will, so long as any part thereof remains unpaid, pay interest thereon from day to day.

9.    INDEBTEDNESS

The Lender agrees that the Indebtedness bears interest at the Interest Rate calculated and payable monthly, not in advance, both before as well as after maturity, and both before as well as after default, and that the Lender has entered into this Charge and has agreed to accept the Promissory Note in partial satisfaction of the purchase price for the Property pursuant to the terms of the Purchase Agreement in reliance upon the representations, warranties and covenants of the Borrower and subject to the terms and conditions contained herein and in the Promissory Note.

The Indebtedness shall be repaid in full together with all accrued and unpaid interest accrued up to and including the Maturity Date.

The Lender shall maintain records of the Indebtedness due and owing by the Borrower hereunder under the Promissory Note and such records shall constitute, in the absence of manifest error, prima facia evidence of the said Indebtedness and all details relating thereto. The failure of the Lender to correctly record any such amount or date shall not, however, in any way affect the obligation of the Borrower to repay the Indebtedness to the Lender in accordance herewith.

10.   REPRESENTATIONS AND WARRANTIES

The Borrower makes the following representations and warranties to the Lender as at the Closing Date:

      (a) The Borrower has the power, capacity and authority required as of the date hereof to enter into and perform its obligations under the Promissory Note and the Charge to which it is or will be a party, to own and lease its property and to carry on the business in which it is engaged.

      (b) Neither the execution nor the delivery of the Promissory Note and the Charge by the Borrower, nor the consummation by it of the transactions herein contemplated, nor the compliance by it with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of:

            (i) any agreement, instrument or arrangement to which the Borrower is a party, or by which the Borrower or any of its property is or may be bound, or constitute a default thereunder, or result thereunder in the creation or imposition of any security interest, mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower;

            (ii) any judgment, order, writ, injunction or decree of any court, relating to the Borrower; or

            (iii) any Applicable Laws relating to the Borrower, its properties or assets.

      (c) The Promissory Note and the Charge, including the borrowing of monies thereunder and the other obligations of the Borrower thereunder have been duly authorized, executed and delivered by the Borrower.

      (d) The Borrower is a corporation duly amalgamated and subsisting under the laws of the Province of New Brunswick and has the power, capacity and authority required to perform its Obligations under the Promissory Note and the Charge.

      (e) The Borrower is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

      (f) The Borrower is not a party to any agreement or instrument which materially adversely affects its ability to perform the Obligations or which would have material adverse effects on the financial condition of the Borrower or the value or use of the Property.

      (g) The Borrower is not subject to any restriction which materially adversely affects, or would in the future have a material adverse effect on the properties, assets or condition, financial or otherwise, of the Borrower or its ability to perform the Obligations.

      (h) Each of the Promissory Note and the Charge constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with their terms, subject to applicable laws relating to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and subject to general principles of equity.

      (i) The Borrower has not received notice of any actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law or in equity or before any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve a reasonable possibility of any material adverse change in the financial condition of the Borrower and, to the best knowledge of the Borrower, the Borrower is not in default with respect to any judgement, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would be materially adverse to the present or future business or properties of the Borrower.

      The representations and warranties herein are deemed to survive the execution of this Charge and shall be deemed to be repeated as of the Closing Date. The Lender shall be deemed to have relied upon such representations and warranties at the time as a condition of completing the sale of the Property to the Borrower on the Closing Date in accordance with the provisions of the Purchase Agreement.

11.   COVENANTS

The Borrower covenants and agrees with the Lender that:

      (a) The Borrower shall fully observe and perform its obligations under this Agreement, the Promissory Note and the Charge, and any other agreements entered into by the Borrower with the Lender or made by the Borrower in favour of the Lender in connection with the Promissory Note and the Charge.

      (b) The Borrower shall maintain its existence as a valid corporation under the laws of the Province of New Brunswick and shall qualify and remain duly qualified to do business and own or lease property in said province and in Ontario.

      (c) The Borrower shall comply with all Applicable Laws pertaining to the Borrower and the Property.

      (d) The Borrower will pay the Indebtedness to the Lender as and when provided in the Promissory Note and the Charge without any deduction, set-off, abatement or counterclaim.

      (e) The Borrower shall pay the Taxes promptly as they fall due and will forthwith provide the Lender with evidence satisfactory to the Lender of payment thereof provided that the Borrower shall not enter into any agreement with any taxing authority under which the due date for payment of Taxes is extended beyond the calendar year in which such Taxes would normally be due.

      (f) The Borrower is the sole beneficial owner of an estate in fee simple to the Property, subject to the Permitted Encumbrances and Acquisition Financing Security only.

      (g) The Borrower has the right to execute and deliver the Promissory Note and the Charge and grant the Security.

      (h) Upon taking possession of the Property after an Event of Default and, if applicable, expiry of the notice period, if any, for the curing of such Event of Default, only to the extent and as expressly set out in this Charge, the Lender shall have quiet possession of the Property, free and clear from any and all encumbrances, except the Permitted Encumbrances and Acquisition Financing Security.

      (i) The Borrower will execute such documents and further assurances of the Property and take such action, all at its own expense, as may be requested by the Lender, acting reasonably, to carry out the intention of the Charge.

      (j) The Borrower has not done any act to encumber the Property, save and except for the Acquisition Financing Security. The Borrower shall not, without the Lender's prior written approval, charge or otherwise encumber the Property or any part thereof or interest therein or permit any lien, charge or encumbrance thereon, save and except for the Acquisition Financing Security.

      (k) The Borrower shall inform the Lender of any circumstances, events, actions, claims or changes which have or which may reasonably be expected to have an adverse effect on the Borrower's financial position or on the Property.

12.   DEFAULT

      (a) Each of the following events shall constitute an Event of Default under this Charge effective upon the expiry of the notice period, if any, for the curing of such Event of Default only to the extent and as expressly set out herein:

            (i) the Borrower fails to pay any amount of principal or interest under the Promissory Note or this Charge when due and such failure is not remedied within three (3) Business Days of such due date; or

            (ii) an Encumbrancer takes possession of all or a substantial portion of the property of the Borrower by appointment of a receiver, receiver-manager or otherwise unless the appointment of such receiver, receiver-manager or other officer with like powers is being disputed in good faith by the Borrower and such proceedings effectively postpone enforcement of any such appointment; or

            (iii) a material adverse change occurs in the business, property, financial condition, operation, affairs or prospects of the Borrower as determined by the Lender, acting in good faith and on commercially reasonable grounds; or

            (iv) there is a change in the ownership or control of the Borrower without the Borrower having first obtained the Lender's written discretionary consent to do so; or

            (v) there is a breach of the Acquisition Financing Security which has not been corrected or otherwise satisfied in accordance with its terms, subject to expiry of all applicable cure periods thereunder, if any; or

            (vi) if the Borrower defaults in the performance of or is in breach of any covenant in the Promissory Note and the Charge, the Borrower fails to commence to cure such default or breach within five (5) Business Days after the Lender has given notice in writing to the Borrower specifying the nature of such default or breach and requiring that it be cured, or thereafter the Borrower fails to continue to proceed diligently to cure such default or breach; or

            (vii) if a final judgment or judgments (not subject to appeal) is or are rendered against the Borrower by a court or courts of competent jurisdiction, which remains or remain undischarged or unstayed for a period of sixty (60) days after the date on which the right or rights to appeal has or have expired, as the case may be; or

            (viii) if the Borrower admits its inability to pay its liabilities generally as they become due or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency or any proceeding is instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, dissolution, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency, reorganization, moratorium or relief of debtors or seeking the entry of an order for relief by the appointment of a receiver, liquidator, trustee or other similar official or for any substantial part of its property and, if such proceeding has been instituted against the Borrower without its consent or concurrence, such proceeding has not been stayed or dismissed within thirty (30) days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver) are granted in whole or in part, or if a receiver is privately appointed in respect of the Borrower or a substantial part of its property; or

            (ix) if any representation or warranty made or given herein or in any document delivered or to be delivered to the Lender pursuant hereto is false, incorrect or lacking in any material facts at the time that it is made, or given so as to make it materially misleading and such representation or warranty remains incorrect in any material respect for a period of five (5) Business Days after written notice thereof has been given to the Borrower by the Lender if capable of remedy within such time period, or, if not capable of remedy within such time period, the Borrower fails to commence to cure such default or breach within a period of five (5) Business Days after written notice thereof has been given to the Borrower by the Lender and thereafter the Borrower fails to continue to proceed diligently to cure such default or breach; or

            (x) if the Borrower is in breach of its covenants contained in Sections 13, 14 or 20 hereof.

      (b) If any Event of Default occurs, the Indebtedness shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and the Security shall become immediately enforceable and the Lender may take such action or proceedings in compliance with applicable requirements of law as the Lender in its sole discretion deems expedient to enforce the same, including the enforcement of any of the Security, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Borrower.

      (c) The Lender shall not be under any obligation to the Borrower or any other person to realize any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. The Lender shall not be responsible or liable to the Borrower or any other person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on its part or on the part of any director, officer, agent, servant or advisor in connection with any of the foregoing, save and except for the Lender's wilful misconduct or gross negligence.

      (d) No person dealing with the Lender or any agent of the Lender shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Lender is purporting to exercise have become exercisable, or whether Obligations remain outstanding upon the Security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

      (e) Effective upon an occurrence of an Event of Default, and, if applicable, for so long as such Event of Default is continuing only with respect to those Events of Default which are subject to a cure period as more particularly set out herein, the Borrower hereby irrevocably constitutes and appoints any officer, employee, agent or trustee of the Lender its due and lawful attorney with full power of substitution in its name and on its behalf, during the continuance of an Event of Default, to enforce any right, title or interest of the Lender in, to or under the Security or any part thereof or any obligation to the Borrower or remedy available to the Borrower. The appointment is irrevocable to the maximum extent permitted by applicable law.

      (f) The rights and remedies of the Lender under the Promissory Note, the Charge and the Security are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Lender or any right or remedy for a default or breach of any term, covenant condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Lender may be lawfully entitled for the same default or breach, any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lender shall be deemed not to be a waiver of any subsequent default.

      (g) In addition to and not in limitation of any rights now or hereafter granted under applicable law, if the Indebtedness become due and payable pursuant to Section 12(b) hereof, the Lender may at any time and form time to time without notice to the Borrower or any other person, any notice being expressly waived by the Borrower, set off and compensate and apply any and all indebtedness at any time owing by the Lender to or for the credit of or the account of the Borrower against and on account of the Indebtedness.

13.   HAZARDOUS SUBSTANCES

      (a) The Borrower represents, warrants and covenants that as at the Closing Date, to the best of its knowledge, information and belief, after reasonable inquiry:

            (i) no Hazardous Substances will in the future be used, stored, processed, manufactured, handled or discharged in, on, under or from the Property by the Borrower except in accordance with the Requirements of Environmental Law and provided that such Hazardous Substances have heretofore been disclosed to and approved by the Lender in writing;

            (ii) the Property shall not be used by the Borrower as a waste disposal site or coal gasification site;

            (iii) all permits, licences, certificates, approvals,
                  authorizations, registrations or the like required by the Requirements of Environmental Law for the operation on the Property of the business of the Borrower have been obtained and are valid, in full force and effect and in good standing;

            (iv) no environmental damage will result from the use of the Property by the Borrower; and

            (v) there are no convictions (or prosecutions settled prior to conviction) or outstanding or threatened investigations, claims, work orders, notices, directives or other similar remedial actions against the Borrower in relation to any Requirements of Environmental Law.

      (b)   The Borrower covenants that the Borrower will:

            (i) remedy forthwith, at its own expense, any environmental damage that may occur or be discovered on the Property in the future;

            (ii) comply with and monitor, on a regular basis, its compliance and, subject to the Leases the compliance of any tenant, subtenant, assignee or other occupant of the Property with all Requirements of Environmental Law;

            (iii) provide to the Lender upon request such information, certificates, or statutory declarations as to compliance with the provisions hereof and all Requirements of Environmental Law and conduct such environmental audits or site assessments as may be reasonably necessary to ensure compliance with the Requirements of Environmental Law, and provide to the Lender copies of any environmental, soils, safety or health reports or studies in respect of the Property that it receives or possesses from time to time; and

            (iv) permit the Lender to conduct inspections and appraisals of all or any of its records, business and Property at any time, and from time to time during normal business hours upon forty-eight (48) hours advance notice to monitor compliance with the Requirement of Environmental Law.

      (c) The Borrower further covenants that the it will be liable for and fully indemnify the Lender for any and all costs, expenses, damages or liabilities (including reasonable legal fees on a solicitor and his own client basis and any environmental remediation costs reasonably incurred by the Lender) directly or indirectly arising out of or attributable to the non-compliance of the Borrower or its tenants, employees or authorized agents with the Requirements of Environmental Law and all such costs, expenses, damages or liabilities shall be secured hereby, and all such liability and indemnity shall survive the repayment of the Indebtedness, foreclosure upon the Charge, and/or any other extinguishment of the Obligations of the Borrower under the Charge and any other exercise by the Lender of any remedies available to it against the Borrower.

14.   INSURANCE

The Borrower shall insure the buildings, structures, chattels, fixtures and equipment, and improvements on the land forming part of the Property and keep them constantly insured against loss or damage on an all risks basis, including the perils of flood, earthquake, building foundations coverage and building by-laws insurance coverage, and against loss or damage by such other risks, hazards or perils as the Lender acting reasonably may require to be protected by insurance, to the full extent of their insurable value on a stated amount replacement cost basis, both during the period of construction and thereafter. Without limiting the foregoing, this covenant shall include comprehensive broad form boiler insurance (including unfired pressure vessels and air conditioning equipment, if any, and including repair and replacement and use and occupancy coverage), rental and public liability insurance and, during any period of construction, shall include project performance and completion insurance, including coverage for labour and material bonds, all such insurance to be in an amount satisfactory to the Lender, acting reasonably. Prior to the Closing Date, the Borrower shall deliver to the Lender a policy or policies or insurance binders or certificates evidencing such insurance, and at least thirty (30) days prior to the expiry of a policy or at least thirty (30) days prior to the date fixed for cancellation of a policy, should notice of cancellation be given, the Borrower shall deliver to the Lender evidence of renewal or replacement in a form satisfactory to the Lender, acting reasonably.

Every policy of insurance or insurance binders or certificates shall be acceptable to the Lender as to form and content, acting reasonably shall be signed by the insurer and shall be placed with such insurer and through such agency as may be financially sound, reputable and approved of by the Lender, acting reasonably and shall not contain a co-insurance clause but shall contain a stated amount endorsement; the loss under each policy shall be made payable to the Lender pursuant to an Insurance Bureau of Canada or a Boiler and Machinery Insurance Association approved mortgage clause with preference in its favour over any claim of any other Person; and each policy shall be retained by the Lender during the currency of the Charge. Should an insurer at any time cease to have the approval of the Lender, acting reasonably or in the event of failure on the part of the Borrower to execute any obligation undertaken under this paragraph, the Lender, acting reasonably may effect such insurance as it deems proper and the Borrower covenants that it will repay to the Lender all premiums paid by it together with interest thereon at the Interest Rate and such premiums and interest shall be added to the Indebtedness and secured by the Charge.

In case of material loss or damage, the Borrower shall promptly notify the Lender and the Lender shall have the right to receive the proceeds of each policy, as its interest may appear to the extent of the Obligations of the Borrower hereunder, and to apply them wholly or in part in reduction either of the Indebtedness remaining unpaid notwithstanding that the Indebtedness or any part thereof may not otherwise be due and payable under the Charge at that time, and/or in repayment of any reasonable legal expenses and costs on a solicitor and his own client basis reasonably incurred by the Lender in connection with the disbursement or application of such insurance proceeds, and/or of any other sums owing to the Lender and/or in meeting costs of repair or reconstruction. The Borrower shall furnish, at its own expense, all necessary proofs and do all things reasonably necessary to enable the Lender to obtain payment of the insurance proceeds to the Lender in circumstances in which the Lender is so entitled and the production of the Charge shall be sufficient authority for the insurer to pay such proceeds to the Lender and the insurer is hereby directed to pay same to the Lender to the extent so entitled.

15.   WASTE, MAINTENANCE, REPAIR AND INSPECTION

The Borrower covenants and agrees with the Lender that the Borrower will not permit waste to be committed or suffered on the Property, and the Borrower will not remove or attempt to remove from the Property any building, structure or improvement forming part of the Property owned by the Borrower and the Borrower shall use its commercially reasonable best efforts to refrain from doing anything or allowing anything to be done which would result in an impairment or diminution of the value of the Property in any material respect. The Borrower will maintain such buildings, structures, or other improvements in good order and repair as a prudent owner of similar property would.

If the Borrower shall neglect to keep the Property in good condition and repair as aforesaid, or shall commit or permit any act of waste on the Property, save and except for the construction of the Buildings, or shall attempt to remove any building, structure or improvement forming part of the Property owned by the Borrower resulting in a material adverse affect to the Project, all monies hereby secured shall, at the option of the Lender, forthwith become due and payable, and in default of payment of same with interest, as in the case of payment before maturity, the powers of entering upon and leasing or selling hereby given to the Lender and all other remedies herein contained may be exercised forthwith.

16.   ALTERATIONS

The Borrower covenants and agrees with the Lender that it will not make or permit to be made any material alterations or additions in the Property without the consent of the Lender.

17.   OBSERVANCE OF LAWS

The Borrower covenants and agrees with the Lender that it will promptly observe, perform, execute and comply with all laws, rules, requirements, orders, directions, ordinances and regulations of every governmental authority or agency concerning the Property (including without limitation all Requirements of Environmental Law) as well as with all private covenants and restrictions affecting the Property and the Borrower shall, at its own cost and expense, make any and all repairs, alterations and improvements ordinary or extraordinary, which may be required at any time hereafter by any such present or future law, rule, requirement, order, direction, ordinance, regulation, covenant or restriction.

18.   ASSIGNMENT OF RENTS AND/OR LEASES

As additional collateral security for payment of the Indebtedness, the Borrower hereby assigns and sets over unto the Lender by way of collateral security all rents, and other sums payable from time to time under leases of the Property or any part thereof whether presently existing or arising in the future, together with the benefit of all covenants, guarantees and/or indemnities contained in the said leases or collateral thereto, in favour of the Borrower; provided that nothing herein contained shall be deemed to subordinate any of the rights of the Lender to any such lease or to make the Lender responsible for the collection of such rents or any part thereof or for the performance or enforcement of any covenants, guarantee and/or indemnities contained in any such lease or collateral thereto, and that the Lender shall not, by virtue of these provisions or the collection of rents and other sums, be deemed a Lender or mortgagee-in-possession of the Property; and provided further that the Lender shall be liable to account for only such monies as may actually come into its hands by virtue of these provisions less proper collection charges and that such monies when so received by the Lender may be applied on account of the Indebtedness and pending application by the Lender, the same shall be deemed to form part of the Property and be subject to the charge hereby created and shall be held by the Lender as additional security for the repayment of the Indebtedness; and provided further that the Lender will not cause the tenants under the said leases or any of them to pay rent to the Lender unless and until an Event of Default has occurred or has been deemed to have occurred under the provisions contained in the Charge and, if applicable, is then continuing after expiry of all applicable cure periods, if any, only to the extent and as expressly set out in Section 12; and the Borrower covenants with the Lender that the Borrower will perform all of the lessor's covenants and Obligations contained in all such leases and that it will not accept any prepayment of rent or other sums owing under any such lease in excess of one (1) month plus the final month's rent (if prepayment of the final month's rent is provided for in the lease), and will not amend or accept a surrender of any such lease without first obtaining the Lender's consent in writing not to be unreasonably or arbitrarily withheld or delayed.

The Borrower covenants and agrees to execute and deliver to the Lender from time to time forthwith on request by the Lender, acting reasonably, assignments of leases and assignments of rents with respect to any and all leases and agreements to lease of all or any portion of the Property now or hereafter from time to time granted or entered into by the Borrower, all of such assignments to be held by the Lender as further security for payment of the Indebtedness. Such assignments shall be acceptable to the Lender as to form and content, acting reasonably, and shall include the benefit of all guarantees or indemnities given or to be given in respect of the Obligations of tenants under the said leases to the extent assignable.

19.   CONSTRUCTION LIEN ACT

The Borrower covenants and agrees that all improvements to the Property shall comply in all respects with the provisions of the Construction Lien Act, R.S.O. 1990, c.C.30, as amended and/or restated from time to time, and if a construction lien is filed against all or part of the Property, then within thirty (30) Business Days after receipt of written notice thereof, the Borrower shall have the lien vacated or discharged. If the Borrower fails to do so, then in addition to its other rights provided herein, the Lender shall be entitled to pay into court a sum sufficient to obtain an order vacating such lien or to purchase a financial guarantee bond in the form prescribed under the said Act. All reasonable costs, charges and expenses reasonably incurred by the Lender in connection with such payment into court or in connection with the purchase of a financial guarantee bond or in connection with any legal proceedings described below, together with interest thereon at the Interest Rate, shall be added to the Indebtedness and secured by the Charge and shall be payable forthwith by the Borrower to the Lender. If any person that performs work, labour or services or that provides materials to or for the Property, names the Lender as a party to any legal proceedings which it takes to enforce a construction lien or trust claim, then the Borrower shall reimburse the Lender for, and indemnify the Lender against any and all reasonable legal expenses (on a solicitor and his own client basis) reasonably incurred by the Lender in such legal proceedings.

20.   FIXTURES

It is the intention of the parties hereto that the Buildings forming part of the Property owned by the Borrower form part of the security for the full amount of the monies secured by the Charge. It is hereby mutually covenanted and agreed by and between the parties hereto that all erections, buildings, improvements, machinery, plant, furnaces, boilers, oil burners, stokers, electric light fixtures, plumbing and heating equipment, refrigeration equipment, air conditioning and cooling equipment, screen doors and windows, gas and electric stoves and water heaters, floor coverings, window coverings, and all apparatus and equipment appurtenant thereto, which are now or which shall hereafter be placed or installed upon the Property, save and except for those of any Tenant of the Project are or shall thereafter be deemed to be fixtures and an accession to the freehold and a part of the Property as between the parties hereto, their heirs, executors, administrators, successors, legal representatives and assigns, and all persons claiming by, through or under them, and shall be subject to the Charge.

21.   PRIOR ENCUMBRANCES, ETC.

It is hereby agreed, that the Lender may pay the amount of any encumbrance, lien, claim or charge now or hereafter existing, arising or claimed upon or against the Property having priority, or purporting to have priority, over the Charge, including any Taxes, but excluding the Acquisition Financing Security and may pay all reasonable costs, charges and expenses including reasonable legal costs, calculated as between solicitor and his own client, whether or not any action or any other proceeding is taken, which may be reasonably incurred in taking, recovering, protecting and keeping possession of the Property and/or collecting all or any portion of the Indebtedness payable by the Borrower under the Charge, and all reasonable costs incurred in preserving the priority of the Lender hereunder and in defending all claims against that priority, including all reasonable amounts, costs, charges and expenses reasonably incurred by the Lender as a consequence of the Borrower's default hereunder, and all such reasonable amounts, costs, charges and expenses so paid shall, together with interest thereon at the Interest Rate, be added to the Indebtedness and secured by the Charge, and shall be payable forthwith by the Borrower to the Lender in accordance with the provisions of this Charge. In the event of the Lender paying the amount of any such encumbrance, lien, claim or charge, Taxes, either out of the monies advanced under the Charge or otherwise, it shall be entitled and subrogated to all the rights, equities and securities of the Person so paid, without the necessity of a formal assignment, to the extent permitted under law and the Lender is hereby authorized to retain any discharge thereof, without registration, if it thinks proper to do so.

22.   POWER OF SALE, ETC.

Provided that the Lender, upon an Event of Default which, if applicable, continues after the expiry of the notice period, if any, for the curing of such Event of Default only to the extent and as expressly set out in the Charge, which continues for fifteen (15) days thereafter, may on thirty five days notice enter on and sell the Property or any part thereof; and it is agreed that such notices shall be given in such manner and to such Persons as may be lawfully required at the time when such notices are given and in the absence of any such requirement and/or to the extent that such requirements shall not be applicable, such notices may be effectually given either by leaving the same with an adult person on the Property, if occupied, or by placing it thereon if unoccupied, or at the option of the Lender by mailing the same in a registered letter addressed to the Borrower's last known address or by publishing the same once in a newspaper published in the municipality in which Property are situate and shall be sufficient though not addressed to any person or persons by name or designation and notwithstanding any person or persons to be affected thereby may be unborn, unascertained or under disability.

The Lender may sell the Property or any part thereof by public auction or private contract, or partly one or partly the other; and the proceeds of any sale hereunder may be applied in payment of any reasonable costs, charges and expenses reasonably incurred about taking, recovering or keeping possession of the Property or by reason of non-payment or procuring payment of the Indebtedness or otherwise, including a reasonable allowance for the time and effort of the Lender's employees; and subject to compliance with all applicable laws the Lender may sell any part of the Property on such terms as to credit and otherwise as shall appear to it most advantageous and for such prices as can reasonably be obtained therefor and may make any stipulations as to title or evidence or commencement of title or otherwise which it shall deem proper; and may buy in or rescind or vary any contract for the sale of the whole or any part of the Property and resell without being answerable for loss occasioned thereby; and in the case of a sale on credit the Lender shall be bound to account to subsequent encumbrancers and to the Borrower for only such monies as have been actually received from purchasers after the satisfaction of the claims of the Lender and for any of such purposes may make and execute all agreements and assurances as it shall think fit; and that any purchaser shall not be bound to see to the propriety or regularity of any sale or be affected by express notice that any sale is improper; and that no want of notice or publication when required hereby shall invalidate any sale hereunder.

The Lender may sell as aforesaid without entering into possession of the Property, and when it desires to take possession it may break locks and bolts as it may in its discretion see fit subject to compliance with applicable laws.

Provided that the title of a purchaser upon a sale made in professed exercise of the above power shall not be liable to be impeached on the ground that no case had arisen to authorize the exercise of such power or that such power had been improperly or irregularly exercised, or that such notice had not been given, but any person damnified or injured by an unauthorized, improper or irregular exercise of the power shall have his remedy against the person exercising the power in damages only.

23.   DISTRESS

Provided that the Lender may distrain for arrears of interest and for arrears of principal and for any other monies lawfully charged against the Property in the same manner as if the same were arrears of interest.

24.   ACCELERATION

In addition to the Lender's other rights under the Charge, at law, in equity, or otherwise (including the right to require payment of the Indebtedness or any part thereof) as hereinbefore set out, but subject to compliance with all applicable laws, the Indebtedness shall, at the option of the Lender, become immediately due and payable upon the occurrence of an Event of Default, which, if applicable, is then continuing upon the expiry of all applicable cure periods, if any, only to the extent and as expressly set out in this Charge.

25.   NO MERGER ON JUDGMENT

It is hereby agreed, that the taking of a judgment or judgments on any of the covenants herein contained shall not operate as a merger of the said covenants or affect the Lender's right to interest at the rate and times herein provided; and further that said judgment shall provide that interest thereon shall be computed at the Interest Rate and in the same manner as herein provided until the said judgment shall have been fully paid and satisfied.

26.   POSSESSION

Until the Security hereby constituted shall have become enforceable under the terms of this Charge, the Borrower shall have quiet possession of the Project, subject to the terms of this Charge. The Borrower covenants and agrees with the Lender that upon an Event of Default which, if applicable, is effective upon the expiry of the notice period, if any, for the curing of such Event of Default only to the extent and as expressly set out in this Charge, the Lender may at its sole option and at such time or times as it may deem necessary and without the concurrence of any Person, but subject to compliance with all applicable laws, enter into possession of the Property and may complete the construction thereof, repair any buildings, structures or improvements forming part of the Property, inspect, take care of, and lease the Property for such term and subject to such provisions as it may deem advisable or expedient (including providing any leasehold improvements the Lender deems necessary, in its sole discretion, to lease the Property), collect the rents of, and manage the Property as it may deem expedient, and all reasonable costs, charges and expenses reasonably incurred by the Lender in connection with the exercise of any such reasonable rights (including reasonable allowances for the time, service and effort of any officer of the Lender or other person specifically appointed for the above purposes) shall, together with interest thereon at the Interest Rate, be added to the Indebtedness and secured by the Charge and shall be forthwith payable by the Borrower to the Lender in accordance with the provisions of this Charge. Any lease made by the Lender while in possession of the Property shall continue for the full term and any permitted renewals thereof notwithstanding the termination of the Lender's possession.

27.   RECEIVER

It is hereby agreed that at any time and from time to time when there shall be an Event of Default under the provisions of the Charge, which, if applicable, is effective upon the expiry of the notice period, if any, for the curing of such Event of Default only to the extent and as expressly set out in this Charge, the Lender may, with or without entry into possession of the Property or any part thereof, and whether before or after such entry into possession, and subject to comparisons with all applicable laws, appoint a receiver or manager, or receiver and manager (herein called the "RECEIVER") of the Property or any part thereof and of the rents and profits thereof or of only the rents and profits thereof, and with or without security, and may from time to time by similar writing remove any Receiver with or without appointing another in his stead and, in making any such appointment or removal, the Lender shall be deemed to be acting as the agent or attorney for the Borrower. Upon the appointment of any Receiver or Receivers from time to time, the following provisions shall apply:

      (a) a statutory declaration of an officer of the Lender as to default under the Charge shall be conclusive evidence thereof for the purposes of the appointment of a Receiver;

      (b) every Receiver shall be the agent or attorney of the Borrower (whose appointment as such shall be revocable only by the Lender) for the collection of all rents and profits falling due and becoming payable in respect of the Property or any part thereof whether in respect of any tenancies created in priority to the Charge or subsequent thereto, or otherwise;

      (c) every Receiver may, in the discretion of the Lender, be vested with all or any of the powers and discretions of the Lender;

      (d) the rights and powers conferred herein in respect of the Receiver are supplemental to and not in substitution of any other rights and powers which the Lender may have;

      (e) the Lender may from time to time fix the reasonable remuneration for every Receiver, who shall be entitled to deduct the same out of revenue or sale proceeds of the said Property;

      (f) every Receiver shall so far as concerns responsibility for its acts or omissions, be deemed the agent or attorney of the Borrower and in no event the agent of the Lender;

      (g) the appointment of every Receiver by the Lender shall not incur or create any liability on the part of the Lender to the Receiver or to the Borrower or to any other Person in any respect, and such appointment or anything which may be done by any Receiver or the removal of any Receiver or the termination of any receivership shall not have the effect of constituting the Lender a Lender or mortgagee-in-possession in respect of the Property or any part thereof;

      (h) every such Receiver shall from time to time have the power to lease any portion of the Property which may become vacant, for such term and subject to such provisions as it may deem advisable or expedient, subject to the restrictions on leasing contained in any existing leases or agreements to lease affecting any of the Property, and in so doing, every Receiver shall act as the attorney or agent of the Borrower and shall have authority to execute under seal any lease of any such premises in the name of and on behalf of the Borrower, and the Borrower agrees to ratify and confirm whatever any Receiver may do in the Property;

      (i) every Receiver may make such arrangements, at such time or times as it may deem necessary without the concurrence of any other persons, for the repairing, finishing, adding to, or putting in order of the Property, including without restricting the generality of the foregoing, completing the construction of any building or buildings, structures, services or improvements on the Property left in an unfinished state, and constructing or providing for leasehold improvements notwithstanding that the resulting cost may exceed the Loan Amount, and the Receiver shall have the right to register plans of subdivision and condominium declarations and descriptions in respect of the Property as well as the right to take possession of and use or permit others to use all or any part of the Borrower's materials, supplies, plans, tools, equipment (including appliances on the Property) and property of every kind and description;

      (j) every Receiver shall have full power to manage, operate, amend, repair or alter the Property and the buildings and improvements thereon or any part thereof in the name of the Borrower for the purpose of obtaining rental and other income from the Property or any part thereof;

      (k) no Receiver shall be liable to the Borrower to account for monies other than monies actually received by it in respect of the Property and out of such monies so received from time to time every Receiver shall, in the following order pay:

      (l)   its remuneration aforesaid,

            (i) all Obligations, costs and expenses made or incurred by it, including but not limited to, any expenditures in connection with the management, operation, amendment, repair, construction or alteration of the Property or any part thereof,

            (ii) interest, principal and other monies which may, from time to time, be or become charged upon the Property in priority to the Charge, including all Taxes,

            (iii) to the Lender, all Indebtedness, to be applied in such order as the Lender in its discretion shall determine, and

            (iv) subject to subparagraph (iv) above, at the discretion of the Receiver, interest, principal and other monies which may from time to time constitute a charge or encumbrance on the Property subsequent in priority or subordinate to the interest of the Lender under the Charge, and every Receiver may in its discretion retain reasonable reserves to meet accruing amounts and anticipated payments in connection with any of the foregoing and further any surplus remaining in the hands of every Receiver, after payments made and such reasonable reserves retained as aforesaid, shall be payable to the Borrower;

            (v) the Lender may at any time and from time to time terminate any receivership by notice in writing to the Borrower and to any Receiver; and

      (m)   save as to monies payable to the Borrower pursuant to subparagraph
            (k) of this paragraph, the Borrower hereby releases and discharges the Lender and every Receiver from every claim of every nature, whether sounding in damages for negligence or trespass or otherwise, which may arise or be caused to the Borrower or any person claiming through or under it by reason or as a result of anything done by the Lender or any Receiver under the provisions of this paragraph, unless such claim be the direct and proximate result of bad faith or gross neglect.

28.   TRANSFERS

A Transfer of the Property by the Borrower is prohibited. In the event that a Transfer occurs, the outstanding Indebtedness shall immediately become due and payable.

If the Borrower is a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription, from time to time of all or any part of the shares in the capital of the Borrower to any Person or group of Persons other than the Lender or an entity affiliated with the Lender resulting in a change in control of the Borrower shall be deemed to be a Transfer within the meaning of the Charge.

29.   RELEASES

It is hereby agreed that the Lender may at all times at its discretion and subject to the provisions of the Planning Act, R.S.O. 1990, c.P.13, as amended and/or restated from time to time, release any part or parts of the Property from the security of the Charge or any other security for the Indebtedness either with or without any consideration therefor, without thereby releasing any Person from the Charge or from any of the covenants herein contained, and no such release shall diminish or prejudice this Charge or such other security as against the portion of the Property remaining unreleased.

30.   SALES

It is hereby agreed that no sale or other dealing by the Borrower with the Property or any part thereof, whether with the consent or approval of the Lender or not, shall in any way change the liability of the Borrower or in any way alter the rights of the Lender as against the Borrower or any other Person liable for payment of the Indebtedness, save and except as otherwise expressly agreed to by the Lender in writing

31.   EXTENSION OF TIME

No extension of time given by the Lender to the Borrower, or anyone claiming under the Borrower, or any other dealing by the Lender with the owner of the Property, shall in any way affect or prejudice the rights of the Lender against the Borrower or any Covenantor or any other person liable for the payment of the Indebtedness.

32.   DISCHARGE

This Charge and the security interest granted in respect of the Collateral (defined below), and all of the Lender's right, title and interest in and to the property, undertaking and assets subject to the Security, including, without limitation, the Project (collectively, the "COLLATERAL") shall terminate upon satisfaction of the Obligations (registration of a discharge of the Charge from title to the Property being conclusive evidence of such satisfaction) and upon such termination, all rights, privileges and benefits granted hereunder, including without limitation, the Security, shall terminate and be of no further force or effect and the Borrower shall be forever released and discharged from any and all Obligations. Furthermore, upon such termination, the Lender shall forthwith deliver to the Borrower all Collateral and other documents held by the Lender pursuant to this Charge, if any, and all necessary discharges and releases of the Security granted hereby as may be requested by the Borrower.

The Lender shall have a reasonable time after payment of the Indebtedness within which to prepare and execute a discharge of the Charge, and interest as aforesaid shall continue to run and accrue until actual payment in full of the Indebtedness has been received by the Lender.

33.   EXPROPRIATION

It is hereby agreed that if the Property in their entirety or any material part thereof shall be expropriated by any government authority, body or corporation having powers of expropriation, the Indebtedness shall, at the Lender's option, forthwith become due and payable, together with interest thereon at the Interest Rate to the date of payment. Further and without limiting any of the foregoing, in the event that any portion of the Property shall be purchased, acquired by agreement, or otherwise taken for any public work whatsoever pursuant to any applicable legislation or regulation, then, and in such event any and all consideration or compensation whatsoever payable to the Borrower or anyone claiming an interest under or through the Borrower shall be payable to and shall be paid to the Lender accordingly, and further any such compensation paid to or to the order of or received by the Borrower shall be and be deemed to be held in trust for the Lender.

34.   WAIVER

It is understood and agreed that a waiver in one or more instances of any of the terms, covenants, conditions or provisions hereof or of the Obligations secured by the Charge shall apply to the particular instance or instances and at the particular time or times only. And no such waiver shall be deemed a continuing waiver, but all of the terms, covenants, conditions and other provisions of the Charge and of the Obligations secured thereby shall survive and continue to remain in full force and effect.

35.   PRIORITY OF EXTENSION AGREEMENTS

It is understood and agreed that any agreement for the extension of the time of payment of the Indebtedness or any part thereof and any renewal of the term of the Charge made at, before or after maturity, and prior to the execution of a discharge of the Charge, altering the term, Interest Rate (whether increased or decreased), the amount of the payments of principal, interest or other monies owing and secured by the Charge or any other provision, covenant or condition hereof, whether made with the Borrower named herein or a subsequent owner of the Property (and whether or not consented to by the Borrower named herein or any successor in title if made with a subsequent owner), need not be registered in any land registry office but shall be effectual and binding upon the Borrower and upon every subsequent mortgagee, encumbrancer or other person claiming an interest in the Property or any part thereof.

The Borrower shall, forthwith on request therefor by the Lender, provide or cause to be provided to the Lender, at the Borrower's expense, all such postponements and other assurances as the Lender may require to ensure or confirm the effect and priority of any such agreement. All extensions and renewals (if any) shall be done at the Borrower's expense (including, without limitation, payment of Lender's legal expenses on a solicitor and his own client basis). No such extension or renewal, even if made by a successor in title to the Borrower named herein, shall in any way release or abrogate or render unenforceable the covenants or Obligations of the Borrower named herein, or any subsequent owner, which shall continue notwithstanding such extension or renewal. Provided that nothing contained in this provision shall confer any right of renewal or extension upon the Borrower.

36.   SEVERABILITY

In the event any one or more of the provisions contained in the Charge shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Lender, be severable from and shall not affect any other provision of the Charge, but the Charge shall be construed as if such invalid, illegal or unenforceable provision had never been contained in the Charge.

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37.   INTERPRETATION AND HEADINGS

The words "HERETO", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and similar expressions refer to the whole of the Charge and not to any particular paragraph or other portion thereof and extend to and include any and every document supplemental or ancillary hereto or in implementation hereof. Words in the singular include the plural and words in the plural include the singular. Words importing the masculine gender include the feminine and neuter genders where the context so requires. Words importing the neuter gender include the masculine and feminine genders where the context so requires. Whenever two or more persons are under a liability hereunder such liability shall be both joint and several. The headings do not form part of the Charge and have been inserted for convenience of reference only.

38.   SUCCESSORS AND ASSIGNS

Every reference in the Charge to a party hereto shall extend to and include the successors and assigns of such party. The Charge shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.

39.   NOTICE

Any demand, notice or other communication to be given in connection with this debenture must be given in writing and may be given by personal delivery, by registered mail or by electronic means of communication, addressed to the recipient as follows:

to the Borrower at:                 Steelbank Inc.
                                    P.O. Box 36940
                                    Gross Pointe, Michigan
                                    U.S.A. 48236

                                    Attention: President
                                    Telecopier: [-]

with a copy to:                     STIKEMAN ELLIOTT LLP
                                    199 Bay Street
                                    5300 Commerce Court West
                                    Toronto, Ontario M5L 1B9

                                    Attention: Richard E. Clark
                                    Telecopier: (416)947-0866

and to the Lender at:               1387746 ONTARIO INC.
                                    c/o Bolton Steel Tube Co. Ltd.
                                    455A Piercey Rd.
                                    Bolton, Ontario L7E 5B8

                                    Attention: Winston Penny
                                    Telecopier: [-]

with a copy to:                     WEIRFOULDS LLP
                                    Suite 1600, The Exchange Tower
                                    130 King street West
                                    Toronto, Ontario M5X 1J5

                                    Attention: Daniel Ferguson
                                    Telecopier: (416)365-1876

or such other address, individual or electronic communication number as may be designated by notice given by any party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next Business Day during which such normal business hours next occur if not given during such hours on any such day. If the

                                       18
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party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

40.   FAX AND COUNTERPARTS

This Charge may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Charge shall be deemed to be valid execution and delivery of this Charge.

41.   SUBORDINATION

The Lender shall, upon receipt of written request from the Borrower, at the Borrower's sole cost and expense, provide a subordination and postponement agreement, in a form acceptable to the Lender and the Acquisition Lender, both acting reasonably wherein the priority of the Lender's interest pursuant to the Security (including this Agreement) shall be subordinated and postponed to the priority of the Acquisition Financing Security delivered by the Borrower in accordance with the Acquisition Financing Commitment.

42.   CROSS PAYMENT / SATISFACTION

Any payment on account of this Charge shall constitute an equal and contemporaneous payment on account of the Promissory Note and vice-versa such that in no event shall the principal and interest payable under this Charge at any time exceed the principal and interest payable under the Promissory Note at such time, provided that the Borrower shall remain responsible for the payment of all additional costs as more particularly set out in this Charge and the Promissory Note.

43.   GOVERNING LAWS

This Charge shall be interpreted and governed according to the laws of the Province of Ontario.

                                       19
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                                SCHEDULE "4.5(f)"
                             PERMITTED ENCUMBRANCES

Each of the following interests of public record as disclosed by registered title as at the Effective Date:

1.    Instrument No. TT73395 registered on April 13, 1953.

2.    Instrument No. TT3396 registered on April 13, 1953.

3.    Instrument No. TT173300Z registered on November 6, 1964.

4.    Instrument No. TT175940 registered on January 27, 1965.

5.    Instrument No. VS189304Z registered on November 2, 1971.

6.    Instrument No. RO770139 registered on September 25, 1986.

7.    Instrument No. RO1002540 registered on April 8, 1992.

8.    Instrument No. RO1094644 registered on July 19, 1995.